UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2015

Enumeral Biomedical Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55415	99-0376434
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

200 CambridgePark Drive, Suite 2000 Cambridge, Massachusetts (Address of Principal Executive Offices)	02140 (Zip Code)

(617) 945-9146

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Daniel B. Wolfe, Ph.D. from Board of Directors

On July 30, 2015, Daniel B. Wolfe, Ph.D., resigned from the Board of Directors (the “Board”) of Enumeral Biomedical Holdings, Inc. (the “Company”) effective immediately. Mr. Wolfe’s resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Election of Robert J. Easton to Board of Directors

In connection with Dr. Wolfe’s resignation from the Board, on July 30, 2015, the Board elected Robert J. Easton to serve as a Class III director of the Company until his successor is duly elected and qualified or until his earlier death, resignation or removal. Mr. Easton was elected to the Board in accordance with the provisions of that certain Voting Agreement, dated as of July 31, 2014, by and among the Company and certain stockholders named therein (the “Voting Agreement”). On July 30, 3015, Mr. Easton was appointed to the Audit Committee of the Board, on which he will also serve as Chairman.

In connection with his election and in accordance with the Company’s director compensation program, on July 30, 2015, Mr. Easton was awarded a non-qualified stock option to purchase 20,000 shares of the Common Stock of the Company, $0.001 par value per share (the “Common Stock”), under the Company’s 2014 Equity Incentive Plan, as amended (the “2014 Plan”), with an exercise price equal to the Fair Market Value (as defined in the 2014 Plan) of a share of Common Stock on the date of grant, which vests in full immediately upon grant.

In addition, the Company entered into its standard indemnification agreement for directors and officers (the “Indemnification Agreement”) with Mr. Easton. The Indemnification Agreement provides for the indemnification of Mr. Easton for certain expenses and liabilities (including liabilities arising under the Securities Act of 1933, as amended) incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which he is a party, or is threatened to be made a party, by reason of the fact that he is or was a director, officer, employee, agent or fiduciary of the Company, or any of the Company’s subsidiaries, by reason of any action or inaction by him while serving as an officer, director, agent or fiduciary, or by reason of the fact that he was serving at the Company’s request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of the Company or any of its subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification.

Except as described above, (i) there are no arrangements or understandings between the new director and any other person pursuant to which Mr. Easton was selected as a director, and (ii) there is no transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, between the Company and Mr. Easton in which the amount involved exceeds $120,000.

The summary descriptions of the Voting Agreement and the Indemnification Agreement are qualified in their entirety by reference to the Voting Agreement and form of Indemnification Agreement, which were filed as Exhibits 10.10 and 10.45, respectively, to the Company’s Current Report on Form 8-K/A for the event occurring on July 31, 2014, as filed with the Securities and Exchange Commission on August 8, 2014, and are incorporated herein by reference.

Item 8.01	Other Events.

On July 30, 2015, the Company issued a press release announcing that Mr. Easton had been elected to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description
10.1*	Voting Agreement dated July 31, 2014 among the Company and the other parties thereto
10.2**	Form of Indemnification Agreement between the Company and each of its directors and officers
99.1	Press Release of the Company, dated July 30, 2015

*	Incorporated by reference to Exhibit 10.10 to the Form 8-K/A for the event occurring on July 31, 2014 as filed with the Securities and Exchange Commission on August 8, 2014.
**	Incorporated by reference to Exhibit 10.45 to the Form 8-K/A for the event occurring on July 31, 2014 as filed with the Securities and Exchange Commission on August 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENUMERAL BIOMEDICAL HOLDINGS, INC.

Dated: August 4, 2015	By:	/s/ Kevin G. Sarney
Name: Kevin G. Sarney
Title: Vice President of Finance, Chief Accounting Officer and Treasurer